
On the Issue Date specified, Ford Motor Credit Company ("Ford Credit") will issue the series of its Continuously Offered Bonds for
Retail Accounts Due Nine Months or More from the Date of Issue described below.  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below.  After the initial public offering of each series, the offering price for that series may be changed.

                                    Filed under Rule 424(b)(3), Registration Statement No. 333-86832
                                              Pricing Supplement No. 1, dated June 24, 2002
                            (To prospectus dated May 17, 2002, and prospectus supplement dated June 7, 2002)

                                                      Ford Motor Credit Company
                                          Continuously Offered Bonds for Retail Accounts
                                          Due Nine Months or More from the Date of Issue


 CUSIP                                Price to        Interest Rate per        Interest         Stated Maturity        Survivor's
Number        Price to Public1       Purchasing             Annum          Payment Frequency         Date                Option
                                       Agent1
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34539C BS0       100.0%               99.6125%             4.350%              Monthly           June 21, 2004              YES

Interest Payment Dates: The 20th day of each month, beginning July 20, 2002     Redemption Information:  N/A
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34539C BT8       100.0%               99.3875%             5.000%              Monthly           June 20, 2005              YES

Interest Payment Dates: The 20th day of each month, beginning July 20, 2002     Redemption Information:  N/A
------------------------------------------------------------------------------------------------------------------------------------

34539C BU5       100.0%               99.0250%             5.650%              Monthly           June 20, 2007              YES

Interest Payment Dates: The 20th day of each month, beginning July 20, 2002     Redemption Information:  N/A
------------------------------------------------------------------------------------------------------------------------------------

34539C BV3       100.0%               98.8250%             6.450%              Quarterly         June 22, 2009              YES

Interest Payment Dates: The 20th day of each March, June, September and December, beginning September 20, 2002
Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning June 20, 2004.  See the prospectus supplement for further information.
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34539C BW1       100.0%               98.5250%             6.750%              Quarterly         June 20, 2012              YES

Interest Payment Dates: The 20th day of each March, June, September and December, beginning September 20, 2002
Redemption Information:  Redeemable at the option of Ford Credit on any Interest Payment Date beginning June 20, 2004.  See the prospectus supplement for further information.
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           Trade Date:   June 24, 2002                                                                       Merrill Lynch & Co.
           Issue Date:   July 3, 2002                                                                         Purchasing Agent
           Minimum Denominations/Increments: $1,000/$1,000                                                   Acting as Principal
           All trades in the Notes described in this pricing supplement will settle on the Issue Date in same-day funds without
           accrued interest, in book-entry form only through DTC.
           DTC Participant Number:  5132

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1 Expressed as a percentage of the aggregate principal amount.